UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2004

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida 33145

(Address of principal executive offices) (Zip code)

(305) 858-9480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

Effective December 9, 2004, the Board of Directors of Rica Foods, Inc. (the “Company”) appointed Manuel Escobar to the Board of Directors and the Audit Committee to fill the vacancy created by the resignation of Silvana Carmelino effective December 9, 2004.

Mr. Escobar, a resident of Costa Rica, has served, from March 2003 until the present, as the Vice President of Finance of Trimpot Electrónicas Ltda, a privately held company specializing in the manufacture of electronic components for the global markets. Prior to serving as the Vice President of Finance, from January 1980 until March 2003, Mr. Escobar served as the Plant Controller of Trimpot. From 1986 until 1996, Mr. Escobar also taught classes in managerial control, accounting and productions management, cost accounting, finance and general management at the Universidad Latina de Costa Rica and the Universidad UACA - Veritas. Mr. Escobar has received a degree in finance from Escuela Nacional de Comercio - El Salvador, a Licentiate Degree in Business Administration from Universidad Nacional - El Salvador, an MBA from National University - San Diego, California and a Licentiate Degree in Public Accounting from Univerisidad Interamericana - San Jose, Costa Rica.

The Board has determined that Mr. Escobar satisfies the requirements of an “audit committee financial expert” as defined by SEC rules. There are no arrangements or understandings pursuant to which Mr. Escobar was selected as a director.

Ms. Carmelino did not indicate upon resignation, or otherwise, that she disagreed with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendment to Bylaws.

Effective December 9, 2004, the Board of Directors of the Company has amended and restated the Company’s Bylaws (the “Amended Bylaws”).

The Amended Bylaws now contain a detailed description of the process by which shareholders can submit proposals to be considered at annual meetings of shareholders and nominate candidates for election to the Board of Directors at such meetings. These provisions were added by the Company to the new form of Amended Bylaws in order to formalize and clarify the Company’s procedures in connection therewith, particularly the time frame within which such proposals and nominations may be submitted by shareholders to the Company in advance of a shareholders’ meeting.

The foregoing description is a brief summary of the provisions adopted by the Amended Bylaws. This summary is not intended to be complete, and is qualified in its entirety by reference to the Company’s Amended Bylaws attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit 3.1 Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2004

RICA FOODS, INC.

By:	/s/ Gina Sequeira
Name:	Gina Sequeira
Title:	Chief Financial Officer